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     Philadelphia National   Bank
     PO Box 7618
     Philadelphia PA 19101-7618
     215 973 3100





                            April 30, 1992

                                                        CoreStates
Raymond Leasing Corporation                             Philadelphia
Corporate Headquarters                                  National Bank
Greene, NY  13778

Attention:  Patrick McManus, President

          Re.:  Master Agreement (Full Recourse)
                --------------------------------
Gentlemen:

          You are in the business of leasing personal property to lessees pursuant to leases. You wish, from time to time, to obtain advances from us up to a maximum of $10,000,000 ("Maximum Line") to enable you to purchase personal property. You will lease such personal property ("Leased Property") to lessees ("Lessees") pursuant to leases ("Leases"). If we make advances to you, such advances will be subject to the terms of this Agreement.

          You and we agree as follows:

               1.   Revolving Credit Loans
                    ----------------------

               A.   Subject to the terms hereof, we are
establishing for your benefit a revolving line of credit ("Revolving Credit") on our books and records, pursuant to which, we may lend to you, at our sole and absolute discretion, from time to time such sums as you may request under the Maximum Line. The Revolving Credit shall include all advances, other than Term Loans (as defined below).

               B.   All advances under the Revolving Credit
("Revolving Credit Loans") shall be evidenced by a revolving credit note in the form attached hereto as Exhibit "1.B" and signed by you ("Note"). You may repay and reborrow Revolving Credit Loans under the Revolving Credit from time to time. The Note represents your unconditional obligation to repay to us all Revolving Credit Loans made under the Revolving Credit, with interest as herein and therein provided.

               C. The entire principal balance outstanding and accrued interest of the Revolving Credit shall either be paid in full on or before the Termination Date (as defined in Section 10) or converted to a Term Loan pursuant to Section 3 hereof prior to the Termination Date.

               D. The outstanding balance of the Revolving Credit shall bear interest at the per annum rate equal to one half of one

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percent (1/2%) in excess of our prime rate as we establish from time to time (which rate is not necessarily our lowest or best rate of interest) with change in the rate becoming effective upon any change in our prime rate ("Variable Rate") Interest on the outstanding balance of the Revolving Credit shall be payable quarterly and shall be calculated on the basis of a 360 day year, counting the actual number of days elapsed.

               2.   Term Loans
                    ----------

               A. Subject to the terms hereof and provided you are not then in Default and no event has occurred which with the passage of time, the giving of notice or both, would become a Default hereunder, under the Note, any Term Note or under any other agreement, instrument or document in connection herewith, we may from time to time, in our sole and absolute discretion, at your request make advances to you under the Maximum Line in the form of Term Loans or convert a Revolving Credit Loan(s) to a Term Loan.
In the event a Revolving Credit Loan is converted to a Term Loan, the outstanding balance of the Revolving Credit shall be reduced by the principal amount of such Term Loan. In no event shall the initial principal amount of any Term Loan be less than Five Hundred Thousand ($500,000) Dollars.

               B. Each Term Loan will be evidenced by a note in form satisfactory to us and signed by you (the "Term Note") in the form attached hereto as Exhibit "2.B".

               C. 1) You shall elect in writing at the time of, and in, your borrowing request to have a Term Loan bear interest at the Variable Rate or the per annum fixed rate of interest we quote ("Fixed Rate") . Interest on each Term Loan shall be calculated on the basis of a 360 day year, counting the actual number of days elapsed.

                    2) For Term Loans subject to Variable Rate, you may prepay all or part of such Term Loan upon five (5) business days prior written notice. Term Loans subject to a Fixed Rate may be prepaid in whole or part by giving us five (5) business days prior written notice, and the payment of a prepayment fee as hereafter calculated. Your notice will irrevocably bind you to make prepayment on, with the prepayment fee (if any) and accrued interest to, the date stated in the notice ("Prepayment Date").
The prepayment fee (which must be paid whether prepayment is voluntary or involuntary) is an amount equal to the excess, if any, of (a) the net present value of all scheduled remaining principal and interest payments on the prepaid portion of the Term Loan discounted at a rate equal to the then existing yield to maturity of U.S. Treasury obligations with a maturity nearest to the scheduled maturity of the Term Loan over (b) the principal amount to be prepaid. You agree that this fee payable to us is a reasonable estimate of our damages and not a penalty.

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                    3)   Each Term Loan, together with accrued
interest, shall be repaid in quarterly installments as set by us at the time you elect such advance to initially be a Term Loan or convert a Revolving Credit Loan(s) to a Term Loan. In no event will the maturity of any Term Loan exceed 60 months from the date of the corresponding Tern Note.

               3.   Borrowing Base/Advances
                    -----------------------

               A. Provided you are not in Default and no event has occurred which with the passage of time, the giving of notice, or both would become a Default hereunder, under the Note, any Term Note, or any other agreement, instrument, or document in connection herewith, we may from time to time, in our sole and absolute discretion, make advances to you. If we choose to so advance, the advance may be in the form of a Revolving Credit Loan or Term Loan. The aggregate outstanding principal amount of all Revolving Credit Loans and Term Loans shall not exceed the lesser of (i) the Maximum Line or (ii) the difference between (x) an amount equal to 85% of
(a) the gross Qualifying Leases less (b) unearned income, any advance payments, security deposits and broker's fees and (y) your total indebtedness for borrowed money from all creditors except us ("Borrowing Base"). At all times the aggregate outstanding balance of all Term Loans and the Revolving Credit Loans must be less than the amount of the Borrowing Base.

          For the purpose of this Agreement, "Qualifying Leases" means the aggregate of all remaining minimum lease payments due under all Leases which: (1) are not subject to any lien, security interest or prior assignment; (2) are valid and enforceable Leases, representing the undisputed obligation of each Lessee, not more than 90 days contractually past due; (3) are not subject to any defense, set off, counterclaim, deduction, or allowance or adjustment; (4) provide for the lease of items of Leased Property which are not subject to any lien, security interest or other encumbrance; (5) arose in the ordinary course of your business and have a remaining term of not greater than 60 months; (6) you have not received notice of bankruptcy, receivership, reorganization, insolvency or financial embarrassment of the Lessee; (7) the Lessee is not a subsidiary or affiliate of yours, does not control you, and is not under the control of or under common control with you;
(8) are not Defaulted Leases as that term is defined in Section 4.B hereof; (9) the Lessees and Leased Property are located in the United States; and (10) comply with all the general warranties set forth in Section 7 hereof.

               B. Each Revolving Credit Loan will be duly noted on our books and records. We will notify you each month of the balance under the Revolving Credit and all Term Loans as of the last day of the immediately preceding month. The actual amount due

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and owing from time to time under the Revolving Credit and all Term
Loans shall be conclusively evidenced by our books and records of receipts and disbursements absent manifest error.

               C. Anytime the aggregate outstanding principal balance of all Term Loans and Revolving Credit Loans exceeds the Borrowing Base you must immediately prepay an amount equal to such excess. Such prepayment shall be applied first to reduce the total outstanding balance, including accrued interest, of the Revolving Credit, and then to reduce the outstanding balance, including accrued interest and applicable prepayment fees, of the Term Loans, in such order as we deem advisable. Prepayments of the principal portion of any Term Loan will be applied to installment payments in the inverse order of maturity.

               4.   Other Terms
                    -----------

               A. Your liability under the Notes and Term Notes is with full recourse to you.

               B. A "Defaulted Lease" is one where (i) payments are more than 90 days contractually past due under such Lease or under any other Lease with the same Lessee; (ii) the Lease or Leased Property becomes subject to any tax lien, or security interest, lien or encumbrance (iii) the Leased Property is destroyed; or (iv) the Lessee is otherwise in default (other than a default as referenced in subparagraph 4.B(i) above) in accordance with terms of the Lease.

               C. We may at any time, during normal business hours, audit your books and records and take such steps as are necessary to confirm your aggregate outstanding indebtedness for borrowed money to all creditors.

               5.   Preconditions to First Advance
                    ------------------------------

               A. Before we will make the first advance, you will deliver to us the following (dated and signed in form and substance satisfactory to us):

                    1)   An opinion of your counsel as to all
matters referenced in paragraph 7.A and 7.B below.

                    2) A certified copy of a resolution of your Board of Directors authorizing the borrowing herein provided for, the execution and delivery of the Master Agreement and the endorsement and execution of each and every agreement, instrument and document to be executed in connection herewith.

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                    3)   Certified copies of your Articles of
Incorporation and By-laws and a current Certificate of Good
Standing from each jurisdiction where you have a place of business.

                    4) A listing of all other recourse warehouse lines of credit and other recourse loans, including the name of the Lender and the outstanding principal balances then remaining thereunder.

                    5) A Note signed by you.

                    6) A Borrowing Base Schedule certifying
availability under the Maximum Line.

                    7)   An Officer's Certificate certifying
compliance with the terms and conditions of the Agreement.

                    8)   A UCC search, satisfactory to us in our
sole discretion, in such jurisdictions as we shall request.

               B.   You shall have delivered to us a loan
administration fee in the amount of $25,000 which shall be deemed earned in full with the execution of this Agreement.

               6.   Preconditions to Advances
                    -------------------------

               Before we will make any advance or convert a Revolving Credit Loan(s) to a Term Loan:

               A. you will deliver to us the following (dated and signed) in form and substance satisfactory to us:

                    1)   a borrowing request setting forth the
requested closing date (but no sooner than 2 business days after we receive the request), whether the advance will initially be a Revolving Credit Loan or a Term Loan, the requested advance amount, a Borrowing Base Schedule in the form attached hereto as Exhibit "6.A.1" setting forth the Borrowing Base available to calculate borrowings under the Maximum Line, any information required by this Agreement and such other information as we shall reasonably request,

                    2)   for each Term Loan or conversion of a
Revolving Credit Loan(s) to a Term Loan, a Term Note signed by you,

                    3) such financial information concerning any of the Leases, you or any Lessee as we may reasonably request,

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                    4)   such other instruments, agreements and
documents as we reasonably request to carry out the intent of the parties to this Agreement.

               B. You must not be in Default and no event must have occurred which with the passing of time or the giving of notice would become a Default hereunder or under any Note or Term Note or any other agreement, instrument or document in connection herewith.

               7.   Representations and Warranties
                    ------------------------------

               You warrant and represent to us on, and as of, the date hereof and on, and as of, the date of each advance:

                    A.   Your Status
                         -----------

                    1)   You are incorporated (and in good
standing), qualified to business and have places of business as provided on Exhibit "7.A". You are qualified to do business in all jurisdictions where such qualification is required by applicable law. You also have the power and authority to own your property and to carry on your business as now being and hereafter proposed to be conducted. You have delivered to us true and correct copies of your Articles of Incorporation and By-laws as well as a current Certificate of Good Standing from each jurisdiction where you maintain a place of business.

                    2) You have no subsidiaries or tradenames and for the past five years have not had any subsidiaries, other names or trade names except as provided in Exhibit "7.A."

                    B.   Status of this Agreement
                         ------------------------

                    1) The execution, delivery and performance by you of this Agreement will not constitute a default under any loan or credit agreement or any other instrument, agreement or document to which you are a party or bound.

                    2)   This Agreement constitutes your valid,
legal and binding obligation enforceable in accordance with its terms and you have delivered to us a corporate resolution and incumbency certificate as a precondition to the execution of this Agreement.

                    C.   Your Financial Condition
                         ------------------------

                         1)   All information, schedules, exhibits,
reports, financial statements, and other instruments, agreements

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and documents furnished by you to us in connection with this
Agreement ("Information") are true, correct and complete.

                         2)   You have furnished the following financial
statements to us: audited financial statements for the fiscal year ending December 31, 1991. Such financial statements fairly present your financial condition on the dates thereof and the results of operations for the periods then ended and were prepared in accordance with generally accepted accounting principals consistently applied ("GAAP"). There has been no material adverse change in your business, operations, properties or condition
(financial or otherwise) since the date of these financial statements.

                         3)   You have filed all federal, state and
local tax returns you must file by law and have paid or escrowed all taxes you must by law pay, including but not limited to all sales taxes incurred on the sale and purchase of the Leased
Property.

                         4)   There are no actions, suits or proceedings
pending, or to your knowledge threatened, against or affecting you or any of your properties before any court or governmental entity, which, if determined adversely to you, would have a material adverse effect on your business, operations, properties or condition (financial or otherwise).

                    D.   General Warranties
                         ------------------

                         1)   For each Lease with an unpaid balance in
excess of $5,000 you will use, and have used, your best efforts to file within 10 days of receipt by the Lessee of possession of Leased Property, such UCC financing statements (listing you as secured party, the Lessee as debtor, and such Leased Property as collateral) in such locations as would be required by applicable law (if you were a secured party and Lessee were a debtor) in order to perfect a security interest in such Leased Property under the UCC.

                         2)   For each Lease, you have made an adequate
credit investigation of the Lessee thereunder and have determined that such Lessee's credit is satisfactory.

                         3)   No more than 10% of Qualifying Leases
shall be for Leased Property leased to the same Lessee.

                         4)   Each Lease contains substantially the same
printed provisions, undeleted and unmodified, as those contained in the standard lease form attached as Exhibit "7.D.4."

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                         5)   You have supplied all Information and made
herein all warranties and representations concerning you and your business, operations, properties and condition (financial or otherwise) that we should know.

               8.   Covenants
                    ---------

                    A.   You shall:

                         1)   promptly make available to us upon request
evidence of the proper filing of all UCC-1 financing statements that you are required to file and that you warrant have been filed, hereunder in form and substance satisfactory to us.

                         2)   furnish us within 120 days after the close
of each fiscal year, your financial statements and those of Raymond Corporation for such fiscal year, including balance sheets, income statements and statements of change in financial position as of the end of such fiscal year, audited by Ernst and Young or another independent certified public accountant acceptable to us, prepared in accordance with GAAP, along with a copy of the covenant compliance audit letters prepared by such accountant.

                         3)   furnish us within 45 days after the close
of each quarter in each fiscal year, financial statements of Raymond Corporation for such period prepared in accordance with GAAP, including balance sheet and income statement as of the end of such period, certified as true, correct and complete by Raymond
Corporation's president, treasurer or chief financial officer.

                         4)   furnish us within 20 days after the end of
each month, your internally prepared monthly financial statements for such period, including balance sheet and income statement as of the end of such period prepared in accordance with GAAP, certified as true by your president, treasurer or chief financial officer.

                         5)   furnish us within 20 days after the end of
each month, or as otherwise requested by us, an aging summary for all Qualifying Leases.

                         6)   furnish us within 20 days after the end of
each month, and with every borrowing request, a Borrowing Base
Schedule setting forth the Borrowing Base calculation for availability under the Maximum Line.

                         7)   monitor each Lease and the Leased Property
and accurately reconcile the next Borrowing Base Schedule any time a Lease ceases to be a Qualifying Lease.

                         8)   maintain a deposit account with us.

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                         9)   within 10 days of our request therefor,
furnish us with copies of your consolidated federal income tax returns filed by your parent company, Raymond Corporation.

                        10) keep your books and records accurately and consistent with sound business practices and will furnish to us on request such reports concerning your business, operations, properties or condition (financial or otherwise), as we deem advisable in form and substance satisfactory to us, and we may inspect and make copies of your books and records at any time.

                        11)  immediately notify us (a) if you are a
party to any litigation where you may have to pay, or deliver assets valued at more than $100,000 (whether or not the claim is insured, (b) if you are the subject of any investigation (civil or criminal) or any administrative proceeding or (c) upon the occurrence of any event which may have a materially adverse affect on your financial condition or business.

                        12)  notify us 30 days before (a) you change
your name or (b) you change, delete or add a tradename or (c) you change, delete or add a place of business.

                        13)   not sell, transfer, lease or otherwise
dispose of any of your property (except in the ordinary course of business) which in the aggregate is valued at more than 10% of your gross assets.

                        14)   not make or have outstanding loans,
advances or extensions of credit of any kind whatsoever to any shareholder or other person, corporation or other entity except as fully disclosed on Exhibit 8.A.14 hereto, which is incorporated by reference herein.

                        15) maintain at all times Tangible Net Worth of not less than $20,000,000 and retain as capital contributions at least 50% of net income. "Tangible Net Worth" means tangible assets minus liabilities as appear on your balance sheet.

                        16)   maintain at all times an interest
coverage ratio of at least 1.30:1 on a rolling four quarter basis. "Interest coverage ratio" means the ratio of earnings before interest and taxes (less extraordinary items of income) to interest expense.

                        17) not allow Senior Indebtedness to exceed 300% of the sum of your Tangible Net Worth plus Subordinated
Funded Indebtedness. Subordinated Funded Indebtedness shall not exceed 100% of your Tangible Net Worth. Subordinated Funded


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Indebtedness means any of your indebtedness or liabilities which are expressly subordinated to your Liabilities to us.

                        18)   not create, assume, incur or suffer to
exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind except secured debt arising in the ordinary course of your business and debt secured by purchase money liens on equipment used in your daily operation, provided (A) the principal amount of debt secured does not exceed 75% of the lesser of the cost or fair market value of the collateral and (B) that the principal amount of such secured debt does not exceed 2% of your Tangible Net Worth.

                        19)  not declare any distributions with
respect to your capital stock unless, immediately after giving effect thereto, the sum of distributions would not exceed 50% of cumulative net income (minus 100% of any net loss) subsequent to December 31, 1990. In addition, you shall not authorize or make any distributions if, after giving effect thereto, a Default hereunder or an event of default under any other agreement for borrowed money would exist.

                        20)  not enter into leases, as lessee, for
real or personal property, except leases for real and personal property which do not provide, in the aggregate, for annual rental payments in any subsequent fiscal year in excess of 2% of your Tangible Net Worth for such year.

                        21)  permit not more than 15% of the
aggregate of all Leased Property (calculated based on original cost) to be Leased Property manufactured by entities other than Raymond Corporation. For purposes of this restriction, batteries and chargers shall be deemed to be Leased Property manufactured by Raymond Corporation. In addition, you shall not permit the aggregate value of Leases with a term in excess of 5 years to exceed 20% of the aggregate value of all Leases.

                        22)  not purchase Leased Property from
Raymond Corporation dealers or from manufacturers except for purposes of leasing such Leased Property to third parties under Qualified Leases; provided however, that you may own Leased Property for your rental fleet with a net book value equal, at any one time, to no greater than your Tangible Net Worth.

                        23)   only invest, to the extent you
choose to invest, in (1) direct obligations of the United States, or any agency thereof, (2) certificates of deposit in each case maturing within one year from the date of acquisition and issued by a United States bank or trust company having capital, surplus and undivided profits aggregating at least $500,000,000, and (3) commercial paper

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rated P-1 or its equivalent by a nationally recognized credit rating agency and maturing within 270 days of acquisition.

                        24)   do or cause to be done all things
necessary to preserve and keep in full force and effect your corporate existence and to comply with all laws applicable to you and your businesses, and to maintain and preserve in good condition all of your property used in the conduct of your business.

                        25) pay and discharge or cause to be paid and discharged all taxes, assessments, and governmental charges or levies imposed upon you or upon your income and profits, or upon any of your property, real, personal and mixed, including without limitation, the Leased Property, or upon any part thereof, before the same shall be in default, as well as all lawful claims for labor, materials and supplies, and other claims which, if not paid, might become a lien or charge upon such properties or any part thereof provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and you shall have set aside on your books adequate reserves with respect thereto.

                        26)  promptly notify us of the occurrence of
any Default hereunder, or any fact, condition, or event which with the passage of time, the giving of notice or both would become a Default hereunder.

                        27)  promptly notify us in writing if any
agreement for borrowed money between you and another financial institution contains, or is amended to contain, financial or performance covenants more restrictive than those contained herein and upon our request, you agree to amend this Agreement accordingly so that your covenants to us are substantially the same as those contained therein.

               9.   Default
                    -------

               A. The occurrence of any one or more of the following events shall constitute a Default hereunder and we shall thereupon have the option to declare you in Default under this Agreement, and all other existing and future agreements of any kind (related or unrelated) with us, and declare all existing and future liabilities, indebtedness and obligations of you to us, whether joint or several, matured or contingent, due or to become due, (including without limitation, liabilities under the Revolving Credit Loans and Term Loans) ("Liabilities") immediately due and payable, including but not limited to, interest, principal, expenses, advances to protect our interests and all of our rights

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hereunder and thereunder, all without demand, notice, presentment or protest or further action of any kind:

                         1)   if you fail to make any payment of
principal or interest due hereunder, under the Note, or under any Term Note when such payment is due and payable;

                         2)   if you fail to perform or observe any
other term, covenant or agreement contained in this Agreement, or any other agreement, instrument or document related hereto;

                         3)   if you fail to pay any of the reasonable
charges, fees or any other monetary obligations owing to us arising out of or incurred in connection with this Agreement when such payment is due and payable;

                         4)   if any statement, report, financial
statement, or certificate made or delivered by you or any of your officers, employees or agents to us is not true and correct in all material respects when made;

                         5)   if any warranty, representation or other
statement made by you or on your behalf contained in this Agreement, or any other agreement, instrument or document furnished in compliance with or in reference to this Agreement, or in any other existing or future agreement between you and us, is false, erroneous or misleading in any material respect when made;

                         6)   if you shall default beyond any applicable
grace period under any agreement with any creditor for borrowed money, if the effect of such default is to cause or enable the holder of your obligations to declare any such obligation to become due prior to its stated maturity date or prior to its regularly date of payment;

                         7)   if you breach or violate the terms of, or
if a default occurs under, any other existing or future agreement
(related or unrelated) between you and us;

                         8)   if any final judgment for the payment of
money in excess of $100,000 (not fully and unconditionally covered by insurance) shall be rendered by a court of record against you;

                         9)   if you make an assignment for the benefit
of creditors generally, offer a composition or extension to creditors, or make or send notice of an intended bulk sale of any business or any assets now or hereafter conducted by you;

                        10)  upon the commencement of any action for
your dissolution or liquidation, or the commencement of any

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proceeding to avoid any transaction entered into by you, or the commencement of any case or proceeding for reorganization or liquidation of your debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against you;

                        11) upon the application for the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for you or any of your property;

                        12)   upon the issuance of any execution or
distraint process against you, or any of your property;

                        13) if you cease any material portion of your business operations as presently conducted; or if you fail to comply with ERISA, so that the grounds exist to permit the appointment of a trustee under ERISA to administer your employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plans, or to permit the entry of a lien to secure any deficiency or claim;

                        14) if any of your stock is sold or otherwise transferred by Raymond Corporation, which holds 100% of your stock on the date hereof;

                        15)   if Raymond Corporation merges or
consolidates with any person or entity or dissolves or commences any dissolution, reorganization or liquidation proceeding; or

                        16) if any indication or evidence is received by us that you may have directly or indirectly been engaged in any type of activity which, in our discretion, might result in the forfeiture of any of your property to any governmental entity, federal, state or local.

               B. On Default, in addition to all other rights, remedies and powers available to us at law or equity, we may, without limitation:

                         1)   declare all your Liabilities to us
immediately due and payable without notice or demand;

                         2)   notwithstanding the discretionary nature
of the lending facility described herein, cease to make any further Revolving Credit Loans or Term Loans;

                         3)   exercise all rights and remedies hereunder
and under any or all of the Term Notes or the Note; and

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                         4)   setoff without notice to you, any and all
deposits or other sums at any time or times credited by, or due from us to you, whether in a demand deposit account, special account or other account or represented by a certificate of deposit (whether or not matured).

              10.   Termination of This Agreement
                    -----------------------------

                    This Agreement shall terminate on May 31, 1993, unless we agree, upon your written request, to renew it for an additional one year period. You may thereafter request in writing that this Agreement be renewed annually. You shall have the right to request such renewal not less than 90 days prior to the May 31 anniversary date. The date of termination shall be the "Termination Date." Until Default, all advances hereunder may be repaid in accordance with the terms of the Note or Term Notes. On Default, we may terminate this Agreement immediately, without notice or demand, and all Liabilities to us shall be immediately due and payable. Termination shall not affect the rights, remedies or powers or the obligations of the parties with respect to any existing Liability or collateral or guarantees, sureties or accommodations thereof and until all Liabilities are paid in full, You will comply with all covenants hereunder.

              12.   Miscellaneous
                    -------------

               A. This Agreement shall bind and inure to the mutual benefit of you and us and our respective successors and assigns, except you may not assign your rights hereunder.

               B. Time is of the essence of this Agreement, which constitutes the entire understanding between you and us. There are no oral agreements.

               C. Our failure or delay in exercising any right, power or remedy will not be a waiver thereof. All waivers, modifications or terminations must be in writing, signed by us. Our single or partial exercise of any right, power or remedy does not preclude any other exercise thereof. All rights, powers and remedies are cumulative and concurrent.

               D. Neither we nor any of our employees shall be liable for any action or inaction relating to this Agreement except for gross negligence or willful misconduct.

               E. Except as otherwise provided herein, all notices, requests, demands and other communications in connection with this Agreement, the Note or any Term Note ("Notices") shall be in writing sent via nationally recognized overnight courier, via telecopy or mailed, by first class or certified mail, return receipt requested postage prepaid and at the addresses set forth below:

                         If to you:

                         Raymond Leasing Corporation
                         Corporate Headquarters
                         Greene, NY 13778
                         Attention: Patrick J. McManus, President
                         Telecopy: 607/656-9005

                         If to us:

                         CoreStates Bank N.A.
                         Transportation and Equipment Finance Department FC 1-3-19-21
                         1500 Market Street
                         Philadelphia, PA 19101
                         Attention: Ellen Marie Slysh, Vice President
                         Telecopy: 215/786-7704

or, at such other address designated by such party by Notice complying with this section. Notices shall be effective on the earlier of receipt or one day after delivered to the courier in the case of overnight mail, one day after transmission if sent via telecopy and three days after deposited in the mails, if mailed.

               F. On demand, you will pay all our reasonable costs and expenses incurred in the administration of the lending facility described herein (including but not limited to all legal fees and costs) including without limitation those (1) in connection with the negotiation of, modification to or amendment to this Agreement, the Note, any Term Note, or any other instrument, agreement or document in connection herewith, (2) in connection with the enforcement of any right, remedy or power pursuant to this Agreement, the Note or any Term Note,, or any other instrument, agreement or document in connection herewith, and (3) in connection with any audit of your books and records performed by us.

               G. We may apply all payments received from you or sums from liquidation of security against any of your Liabilities to us in such order as we deem advisable.

               H. You shall indemnify, defend (with counsel satisfactory to us) and hold us harmless against and in respect of
(1) any loss, damage or deficiency resulting from any breach of warranty or representation or nonfulfillment of any agreement by you under this Agreement and (2) all actions, suits, proceedings, demands, assessments, judgments, costs, legal fees and expenses incident to any of the foregoing. Any amount reasonably required to be paid pursuant to the foregoing shall be paid by you to us on demand and may at your option be deducted from or set off against any existing or future debt, liability or obligation of us to you.

               I. YOU IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE PHILADELPHIA COMMON PLEAS COURT AND/OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ALL ACTIONS AND PROCEEDINGS BETWEEN YOU AND US AND AGREE TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED. POSTAGE PREPAID TO YOUR ADDRESS AS IT APPEARS ON OUR BOOKS AND RECORDS. YOU WAIVE JURY TRIAL.

               J. You waive presentment, demand, protest, notice of default, nonpayment, partial payment and all other notices and formalities relating to this Agreement other than notices specifically required hereunder.

               K. This Agreement contains the entire agreement between the parties hereto.

               L. All warranties, covenants, and representations, whether affirmative or negative, shall survive the making of this Agreement and the loan of monies hereunder and each shall be deemed to be continuing in force and effect and substantial and material in nature.

               M. All words shall be construed to be of such number and gender as the circumstances require. This Agreement shall be governed by Pennsylvania law. If any part hereof is adjudged illegal, invalid or amended, the remainder shall remain in full force and effect. You and we intend to be legally bound by this Agreement. Headings are for the convenience of the parties and shall not amend any term of this Agreements.

          If this Agreement is acceptable, please sign the original and one copy and return the original to us within ten (10) days from the date hereof or this Agreement will be void.

         This Agreement will become effective upon our receipt of
the   original   fully   executed   Agreement   in  Philadelphia,
Pennsylvania.

                              CORESTATES BANK, N.A.

                              By: /s/
                                 ---------------------------------

                              Its:
                                   -------------------------------

We agree to be legally bound by all terms and conditions of this Agreement.

RAYMOND LEASING CORPORATION

By:
   ------------------------------------

Attest:
       --------------------------------

                     Exhibit 1. B

                 REVOLVING CREDIT NOTE
                 ---------------------

$10,000,000                ______________________________, 1992
                           Philadelphia, Pennsylvania

     FOR VALUE RECEIVED, RAYMOND LEASING CORPORATION, a __________________ corporation ("Borrower") hereby promises to pay, on or before the Termination Date, to the order of CORESTATES BANK, N.A. ("Bank") at the offices of Bank at 1500 Market Street, Philadelphia, PA 19101, the principal sum of Ten Million Dollars ($10,000,000) or, if less, the aggregate outstanding amount of all Revolving Credit Loans made pursuant to the Master Agreement (Full Recourse), of even date herewith, as may be amended from time to time ("Master Agreement"), together with accrued interest thereon as provided herein. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Agreement.

     The Borrower shall pay Bank interest from the date hereof on the outstanding principal balance hereunder at the per annum rate equal to one-half percent (1/2%) in excess of the Prime Rate. Interest shall accrue on the outstanding principal balance and shall be calculated on the basis of a 360-day year counting the actual number of days elapsed and shall be payable quarterly on the first day of each fiscal quarter commencing July 1, 1992.

     "Prime Rate" means that rate of interest periodically established and designated "prime" by the Bank, which may not necessarily be the Bank's lowest or best rate of interest, as such rate may change from time to time, all such changes in the Prime
Rate to be effective immediately.

     BORROWER'S LIABILITY UNDER THIS NOTE IS WITH FULL RECOURSE TO
BORROWER.

     In the event of default hereunder, under the Master Agreement or any Term Note, or any other agreement, instrument or document in connection with any of the foregoing, Bank shall have all rights, powers and remedies provided at law and equity including without limitation the right to declare all of Borrower's Liabilities to Bank immediately due and payable without notice or demand. All costs and expenses of collection, including attorneys' fees, shall be added to and become part of the principal of this Note and shall be collectible as part of such principal.

     Borrower irrevocably consents to the exclusive jurisdiction of the Philadelphia Common Pleas Court and/or the United States District Court for the Eastern District of Pennsylvania in all actions and proceedings between Borrower and Bank and agrees to service of process by certified mail, return receipt requested, postage prepaid to Borrower's address as it appears on Bank's books and records. Borrower waives jury trial.

     No failure or delay on the part of the holder in exercising any right, power or privilege hereunder and no course of dealing between Borrower and any holder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a holder would otherwise have.

     Borrower hereby waives presentment, demand, protest, notice of protest, notice of default, nonpayment, partial payments and all other demands, notices or formalities of any sort in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Master Agreement between the Borrower and the Bank.

     All words shall be construed to be of such number and gender as the circumstances require. This Note shall be governed by Pennsylvania law. If any part hereof is adjudged illegal, invalid or amended, the remainder shall remain in full force and effect. Borrower intends to be legally bound by this Note.

                            RAYMOND LEASING CORPORATION

                            By:
                               ----------------------------------

Received and accepted
by CoreStates Bank, N.A.
in Philadelphia, Pennsylvania

By:
   -------------------------------

                     Exhibit 2.B

             TERM NOTE (FULL RECOURSE)

                                        Philadelphia, Pennsylvania

$                                      Date
 ---------------------------               ---------------------------

     FOR VALUE RECEIVED, RAYMOND LEASING CORPORATION, ("Borrower") hereby promises to pay to the order of CORESTATES BANK, N.A.
("Bank") at the offices of Bank at 1500 Market Street, Philadelphia, Pennsylvania 19101 __________________________________
($ ________________________)  ("Principal Balance")  in _________ consecutive quarterly installments comprised of __________ equal quarterly installments of $ ___________________ each on the first day of each fiscal quarter beginning on ________________________________ and a final quarterly installment equal to the remaining outstanding Principal
Balance and all accrued but unpaid interest, fees and other charges. Accrued interest shall be paid quarterly with each quarterly installment. Interest shall accrue on the unpaid
Principal Balance as follows (check applicable box):

    ____ at the rate of 1/2% per annum in excess of Bank's prime rate as Bank establishes from time to time (which rate is not necessarily Bank's lowest or best rate of interest) with change in the rate becoming effective upon any change in Bank's prime rate.

    ____  at the rate of ______ % per annum.

Interest shall be computed on the basis of a 360 day year, counting the actual number of days elapsed.

     Borrower may prepay all or part of the obligation under this Note upon 5 business days prior written notice as more fully set forth in the Master Agreement (Full Recourse) between Borrower and Bank, as may be amended from time to time ("Master Agreement").

     BORROWER'S LIABILITY UNDER THIS NOTE IS WITH FULL RECOURSE TO
BORROWER.

     This Tern Note is issued by Borrower to Bank pursuant to and is subject to the Master Agreement. Borrower will be in Default hereunder if Borrower (1) fails to pay any debts, liabilities or obligations to Bank arising under this Note; (2) is in Default under the Master Agreement; or (3) is in Default under any existing or future instrument, agreement or document in favor of Bank. Upon default, Bank may in addition to all other rights, remedies and powers provided at law or equity, declare all Borrower's liabilities to Bank immediately due and payable without notice or demand.

     On demand, Borrower will pay all Bank's costs and expenses
(including but not limited to all legal fees and costs) in connection with the enforcement of any right, remedy or power pursuant to this Note.

     Borrower hereby waives presentment, demand, protest, notice of protest, notice of default, non-payment, partial payments and all other demands, notices and formalities of any sort in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the Note.

     Borrower irrevocably consents to the exclusive jurisdiction of the Philadelphia Common Pleas Court and/or the United States District Court for the Eastern District of Pennsylvania in all actions and proceedings between Borrower and Bank and agrees to service of process by certified mail, return receipt requested, postage prepaid to Borrower's address as it appears on Bank's books and records. Borrower waives jury trial.

     No failure or delay on the part of the holder in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Bank shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Bank would otherwise have.

     All words shall be construed to be of such number and gender as the circumstances require. This Note shall be governed by Pennsylvania law. If any part hereof is adjudged illegal, invalid or amended, the remainder shall remain in full force and effect. Borrower intends to be legally bound by this Note.


                            RAYMOND LEASING CORPORATION

                            By: /s/
                                   ---------------------------------

                            Title:
                                  ----------------------------------

Received and accepted by
CoreStates Bank, N.A.
in  Philadelphia, Pennsylvania:

By: /s/
      --------------------------------

                     EXHIBIT 6.8.1

        CORESTATES PHILADELPHIA NATIONAL BANK
             BORROWING BASE CERTIFICATE

                                          DATE:_____________________
                                        NUMBER:_____________________
                                         AS OF:_____________________

Pursuant to a Master Agreement (Full Recourse) between RAYMOND
LEASING CORPORATION ("Borrower") and CoreStates Philadelphia
National Bank ("Bank"), and any amendment thereto, Borrower hereby certifies as of the date hereof, as follows:

1.   Lease Receivables (current) (net of                 $
     unearned income, advance payments,
     security deposits and brokers' fees)

2.   Non Qualifying Leases (those  Leases                $
     which are not Qualifying Leases)

3.   Qualifying Leases (item 1 less item 2)              $

4.   85% of Qualifying Leases                            $
     (.85 x item 3)

5.   Maximum Line                                        $10,000,000.00

6.   Total indebtedness for borrowed money from          $
     all creditors (excluding Bank)

7.   Gross Availability under the Maximum                $
     Line (lesser of (a) item 5 or (b) item
     4 minus item 6)

8.   Aggregate Principal Amount of Term                  $
     Loans Outstanding

9.   Aggregate Principal Amount                          $
     Outstanding Under Revolving Credit

10.  Total Principal Amount Outstanding                  $
     (item 8 plus item 9)

11.  Net Availability                                    $
     (item 7 less item 10)

12.  Excess (Deficiency) as a % of                       %
     Loans outstanding

All capitalized terms not defined herein shall have the meaning ascribed to them in the Master Agreement (Full Recourse). Borrower is not in Default under the Master Agreement (Full Recourse), the Note any Term Note or other instrument, document or agreement or any other liability to Bank.

                                   RAYMOND LEASING CORPORATION

                                   By:
                                      -----------------------------------
                                   Title:
                                         --------------------------------

                     EXHIBIT 7.A
                     -----------

1.    State of Incorporation:          Delaware
      ----------------------

2.    Places of business:              New York
      ------------------

3.    Qualifications to do business:   Delaware, New York
      -----------------------------


4.   Subsidiaries:                     Raymond Rental Corporation (a New York
     ------------                      Corporation)

5.    Affiliates:                      None
      ----------

6.   Tradenames:                       Ray-Lease, Inc.
     ----------

(Raymond Leasing Corporation was originally incorporated as Ray-Lease, Inc. Pursuant to a Certificate of Amendment of Certificate of Incorporation filed in Delaware in 1984, the name of the Company was changed to Raymond Leasing Corporation. A Certificate Amending Application for Authority to do business in the State of New York, confirming the change in name from Ray-Lease, Inc. to Raymond Leasing Corporation, was filed in New York in 1987. This information is included since the 1987 filing occurred within 5 years of the closing, although the name "Ray-Lease, Inc." was not being used as a tradename).

                     EXHIBIT 7.D.4
                     -------------

                    STANDARD LEASE
                    --------------

                     EXHIBIT 8.A.14
                     --------------

                OUTSTANDING INDEBTEDNESS
                ------------------------

     The Indebtedness for borrowed money of the Company outstanding on April 30, 1992 was as follows:

A.   Unsecured Indebtedness

                 DESCRIPTION                                  PRINCIPAL AMOUNT
                 -----------                                  ----------------

SENIOR NOTES

8.86% Note, Principal payable in annual
installments of $4,000,000 commencing November
27, 1993 through November 27, 1997.
Interest is payable semiannually.                                $20,000,000

8.75% Note, principal payable in annual
installments of $2,857,000 through March 1, 1997.
Interest is payable semiannually.                                $14,286,000

10-5/8% Note, principal payable in annual
installments of $455,000 through December 31, 1994.
Interest is payable quarterly.                                   $ 1,360,000

9% Note, principal payable in annual
installments of $200,000 through August 1, 1992.
Interest is payable semiannually.                                $   200,000
                                                                 -----------

                        TOTAL SENIOR DEBT                        $35,846,000
                                                                 ===========

SUBORDINATED NOTES

12.89% Note, principal payable in annual
installments of $1,000,000 through July 1, 1993.
Interest is payable quarterly.                                   $ 2,000,000
                                                                 -----------
                        TOTAL SUBORDINATED DEBT                  $ 2,000,000
                                                                 ===========

SHORT TERM LOANS

                        TOTAL SHORT TERM LOANS                      - 0 -
                                                                 ===========